Exhibit 24.1
POWER OF ATTORNEY
     Each director and officer of Huntington Bancshares Incorporated (the Corporation), whose signature appears below hereby appoints Richard A. Cheap, Stephen D. Steinour, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the Annual Report) for the fiscal year ended December 31, 2010, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 18, 2011.
DIRECTORS/OFFICERS:
Signature / Title

/s/ Stephen D. Steinour	/s/ David P. Lauer

Stephen D. Steinour	David P. Lauer
Chairman, President, Chief Executive Officer, and	Director
Director (Principal Executive Officer)

/s/ Donald R. Kimble	/s/ Jonathan A. Levy

Donald R. Kimble	Jonathan A. Levy
Senior Executive Vice President and Chief Financial	Director
Officer (Principal Financial Officer)

/s/ David S. Anderson	/s/ Wm. J. Lhota

David S. Anderson	Wm. J. Lhota
Executive Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Don M. Casto III	/s/ Gerard P. Mastroianni

Don M. Casto III	Gerard P. Mastroianni
Director	Director

/s/ Ann B. Crane	/s/ Richard W. Neu

Ann B. Crane	Richard W. Neu
Director	Director

/s/ Steven G. Elliott	/s/ David L. Porteous

Steven G. Elliott	David L. Porteous
Director	Director

/s/ Michael J. Endres.	/s/ Kathleen H. Ransier

Michael J. Endres.	Kathleen H. Ransier
Director	Director

/s/ John B. Gerlach, Jr.	/s/ William R. Robertson

John B. Gerlach, Jr.	William R. Robertson
Director	Director

/s/ D. James Hilliker

D. James Hilliker Director